      AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MAY 17, 2000
                                                      REGISTRATION NO. 333-94033


                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                         POST-EFFECTIVE AMENDMENT NO. 1
                                       TO
                                    FORM S-1
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                 E.PIPHANY, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

           DELAWARE                                         7372                                     77-0443392
(STATE OR OTHER JURISDICTION OF                 (PRIMARY STANDARD INDUSTRIAL                      (I.R.S. EMPLOYER
INCORPORATION OR ORGANIZATION)                   CLASSIFICATION CODE NUMBER)                   IDENTIFICATION NUMBER)

                      1900 SOUTH NORFOLK STREET, SUITE 310
                           SAN MATEO, CALIFORNIA 94403
                                 (650) 356-3800

       (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA
               CODE, OF REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)

                                 ROGER S. SIBONI
                             CHIEF EXECUTIVE OFFICER
                      1900 SOUTH NORFOLK STREET, SUITE 310
                           SAN MATEO, CALIFORNIA 94403
                                 (650) 356-3800
            (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER,
                   INCLUDING AREA CODE, OF AGENT FOR SERVICE)

                                   COPIES TO:

       AARON J. ALTER, ESQ.                         WILLIAM D. SHERMAN, ESQ.
    N. ANTHONY JEFFRIES, ESQ.                         CORI M. ALLEN, ESQ.
   BRADLEY L. FINKELSTEIN, ESQ.                      COREY A. LEVENS, ESQ.
      DAVID R. BOWMAN, ESQ.                            YANPING CAO, ESQ.
 WILSON SONSINI GOODRICH & ROSATI                   MORRISON & FOERSTER LLP
     PROFESSIONAL CORPORATION                          755 PAGE MILL ROAD
        650 PAGE MILL ROAD                        PALO ALTO, CALIFORNIA 94304
       PALO ALTO, CA 94304                               (650) 813-5600
          (650) 493-9300

        APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:
                                JANUARY 20, 2000

     IF ANY OF THE SECURITIES BEING REGISTERED ON THIS FORM ARE TO BE OFFERED ON A DELAYED OR CONTINUOUS BASIS PURSUANT TO RULE 415 UNDER THE SECURITIES ACT OF 1933, CHECK THE FOLLOWING BOX. [ ]

     IF THIS FORM IS FILED TO REGISTER ADDITIONAL SECURITIES FOR AN OFFERING PURSUANT TO RULE 462(b) UNDER THE SECURITIES ACT, CHECK THE FOLLOWING BOX AND LIST THE SECURITIES ACT REGISTRATION STATEMENT NUMBER OF THE EARLIER EFFECTIVE REGISTRATION STATEMENT FOR THE SAME OFFERING. [ ]

     IF THIS FORM IS A POST-EFFECTIVE AMENDMENT FILED PURSUANT TO RULE 462(c) UNDER THE SECURITIES ACT, CHECK THE FOLLOWING BOX AND LIST THE SECURITIES ACT REGISTRATION STATEMENT NUMBER OF THE EARLIER EFFECTIVE REGISTRATION STATEMENT FOR THE SAME OFFERING. [ ]

     IF THIS FORM IS A POST-EFFECTIVE AMENDMENT FILED PURSUANT TO RULE 462(d) UNDER THE SECURITIES ACT, CHECK THE FOLLOWING BOX AND LIST THE SECURITIES ACT REGISTRATION STATEMENT NUMBER OF THE EARLIER EFFECTIVE REGISTRATION STATEMENT FOR THE SAME OFFERING. [ ]

     IF DELIVERY OF THE PROSPECTUS IS EXPECTED TO BE MADE PURSUANT TO RULE 434, CHECK THE FOLLOWING BOX. [ ]

================================================================================

                                EXPLANATORY NOTE

     This Registration Statement was declared effective by the Securities and Exchange Commission on January 20, 2000. The Registration Statement registered 4,225,000 shares of Common Stock, $0.0001 par value per share, of E.piphany, 2,234,706 of which were to be offered by E.piphany and 2,020,294 of which were offered by selling stockholders, including an aggregate of 555,000 shares which were subject to an option to purchase, for period of 30 days following January 20, 2000, up to 550,000 shares, of which 240,842 were to be offered by E.piphany and 314,158 shares were to be offered by selling stockholders, solely for the purpose of covering over-allotments, granted to the Underwriters pursuant to the Underwriting Agreement and further described in the section entitled "Underwriting" in the prospectus of which this registration forms a part.

     On January 20, 2000, E.piphany and the selling stockholders commenced the sale of 3,700,000 of such shares, of which 1,993,864 shares were sold by E.piphany and 1,706,136 were sold by selling stockholders, to the Underwriters listed in the section entitled "Underwriting." On February 15, 2000, the Underwriters, pursuant to the exercise in part of the over-allotment option purchased an aggregate of 418,500 shares, of which 104,342 were from E.piphany and 314,158 were from selling stockholders. The remainder of the overallotment option expired by its terms with respect to the remaining 136,500 shares. Accordingly, the Registration Statement is hereby amended to reduce the number of shares registered by 136,500 shares to reflect the expiration of such option.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Mateo, State of California, on the 16TH day of May, 2000.

                                       E.PIPHANY, INC.

                                       By: /s/ KEVIN J. YEAMAN
                                          --------------------------------------
                                                      Kevin J. Yeaman
                                                  Chief Financial Officer

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Post-Effective Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated below:

                   SIGNATURE                                         TITLE                                DATE
                   ---------                                         -----                                ----
                      *                             President, Chief Executive Officer and            May 16, 2000
---------------------------------------------       Director (Principal Executive Officer)
               Roger S. Siboni

                      *                               Chief Financial Officer (Principal              May 16, 2000
---------------------------------------------          Financial and Accounting Officer)
               Kevin J. Yeaman

                      *                                            Director                           May 16, 2000
---------------------------------------------
                Paul M. Hazen

                      *                                            Director                           May 16, 2000
---------------------------------------------
               Robert L. Joss

                      *                                            Director                           May 16, 2000
---------------------------------------------
                 Sam H. Lee

                      *                                            Director                           May 16, 2000
---------------------------------------------
            Douglas J. Mackenzie

                                                                   Director                           May 16, 2000
---------------------------------------------
                Gayle Crowell

By:         /s/  KEVIN J. YEAMAN
    -----------------------------------------
               Kevin J. Yeaman
               Attorney-in-Fact

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